                                                                    Exhibit 23.6
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of AT&T Corp. of our report dated March 25, 2002 relating to the combined financial statements of AT&T Broadband Group, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
August 9, 2002